UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2015

CHINA UNITED INSURANCE SERVICE, INC.

(Exact name of registrant as specified in its charter)

000-54884

(Commission File Number)

Delaware	98-6088870
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan

(Address of principal executive offices)

+8862-87126958

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

On January 14, 2015, Action Holdings Financial Limited (“AHFL”), a wholly-owned British Virgin Islands subsidiary of China United Insurance Service, Inc. (the “Company” or “CUIS”), entered into a Loan Agreement (the “Loan Agreement”) with Law Insurance Broker Co., Ltd. (“Law Insurance”). Law Insurance is a wholly owned Taiwan subsidiary of Law Enterprise Co., Ltd. (“Law Enterprise”). Law Enterprise is a 65.95% owned Taiwan subsidiary of AHFL.

Pursuant to the Loan Agreement, Law Insurance will provide a loan in the amount of $632,491 (NTD20 million) (the “Loan”) to AHFL. The term for the Loan shall be from January 14, 2015 to December 31, 2015 with a fixed yearly interest rate at 1.5%. The principal amount of the Loan together with the accrued interest shall be paid in one lump sum prior to December 31, 2015. In the event that AHFL fails to repay the principal amount of the Loan together with the accrued interest on due time, AHFL shall pay twice of the fixed rate as the penalty to Law Insurance.

The Loan Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and its terms are incorporated herein by reference.

The principal amounts of previously disclosed loans together with the accrued interests under the loan agreements entered into by and between AHFL with Law Enterprise Co., Ltd. and Ms. Lee Shu-Fen on September 15, 2014 and December 23, 2014, respectively, have been fully repaid by AHFL.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Loan Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA UNITED INSURANCE SERVICE, INC.

Date: January 16, 2015

	By:	/s/ Mao Yi Hsiao
	Name:	MAO YI HSIAO
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Loan Agreement